As filed with the Securities and Exchange Commission on October 18, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RUMBLE INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1087461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr

Longboat Key, Florida 34228
(941) 210-0196

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Pavlovski
Chief Executive Officer and Chairman
Rumble Inc.
444 Gulf of Mexico Dr

Longboat Key, Florida 34228
(941) 210-0196

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Russell L. Leaf Sean M. Ewen Julian D. Golay Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Michael Ellis Rumble Inc. 444 Gulf of Mexico Dr Longboat Key, Florida 34228 (941) 210-0196

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the -Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus, which covers the offering, issuance and sale by us of up to $300,000,000 of our Class A common stock, $0.0001 par value per share (“Class A Common Stock”), preferred stock, debt securities, warrants to purchase our Class A Common Stock, preferred stock or debt securities, subscription rights to purchase our Class A Common Stock, preferred stock or debt securities and/or units consisting of some or all of these securities; and

●	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $300,000,000 of our Class A Common Stock that may be issued and sold under a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement” and such prospectus, the “sales agreement prospectus”), dated as of October 18, 2024, with Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The sales agreement prospectus immediately follows the base prospectus. The $300,000,000 of our Class A Common Stock that may be offered, issued and sold by us under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, $300,000,000 in offerings less the aggregate value of any shares sold pursuant to offerings under the sales agreement prospectus will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement. If no shares are sold under the Sales Agreement, the full $300,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2024

PROSPECTUS

$300,000,000

Rumble Inc.
Class A Common Stock, Preferred Stock,
Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $300,000,000 aggregate dollar amount of shares of our Class A common stock, $0.0001 par value per share (“Class A Common Stock”), preferred stock, debt securities, warrants to purchase our Class A Common Stock, preferred stock or debt securities, subscription rights to purchase our Class A Common Stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $300,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our Class A Common Stock and public warrants are traded on The Nasdaq Global Market (“Nasdaq”) under the symbols “RUM” and “RUMBW,” respectively. On October 17, 2024, the last reported sales price for our Class A Common Stock was $5.68 per share and the last reported sales price of our public warrants was $1.295 per warrant. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on Nasdaq or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 3 of this prospectus before investing in our securities.

Class A Common Stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $300,000,000. Each time we offer our securities under this prospectus, we will provide a prospectus supplement to the extent required, or if appropriate, a post-effective amendment to the registration statement of which this prospectus is part that will contain more specific information about the terms of the offering. We have provided to you in this prospectus a general description of the securities we may offer. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before buying any of our securities in this offering.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we, nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

On September 16, 2022, CF Acquisition Corp. VI (“CFVI”) and Rumble Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Legacy Rumble”) consummated the closing of the transactions contemplated by that certain business combination agreement, dated December 1, 2021, by and between CFVI and Legacy Rumble, as amended on August 24, 2022 (as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), following the approval at a special meeting of CFVI stockholders held on September 15, 2022. Subsequent to the consummation of the transactions contemplated under the Business Combination Agreement (the “Business Combination”), CFVI changed its name from CF Acquisition Corp. VI to Rumble Inc. and Legacy Rumble changed its name from Rumble Inc. to Rumble Canada Inc.

Unless the context indicates otherwise, references in this prospectus to “Rumble,” the “Company,” “we,” “us,” “our” and similar terms refer to Rumble Inc. (f/k/a CF Acquisition Corp. VI) and its consolidated subsidiaries (including Legacy Rumble). Unless specified otherwise herein, references to “Rumble” are to (i) prior to the closing of the Business Combination, Legacy Rumble, and (ii) following the closing of the Business Combination, Rumble Inc., a Delaware corporation. References to “ExchangeCo” are to 1000045728 Ontario Inc., a corporation formed under the laws of the Province of Ontario, Canada, and an indirect, wholly owned subsidiary of Rumble, and references to “ExchangeCo Shares” are to the exchangeable shares of ExchangeCo.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

This document contains or incorporates by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. Rumble does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.

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SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus. This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

Rumble is a high growth, video sharing and cloud services provider platform designed to help content creators manage, distribute, and monetize their content by connecting them with brands, publishers, and directly to their subscribers and followers.

Rumble was founded in 2013, when the concept of “preferencing” on the internet was simple – it was big vs. small. At that time, it was clear that the incumbent social video platforms were beginning to preference large creators, influencers, and brands, while leaving the small creator behind and thus, creating a market opportunity. At that time, Rumble was founded based on the premise of providing small creators with the tools and distribution that they needed to succeed.

Fast forward to 2020, when a new, and much more nuanced world of “preferencing” was evolving online, which included sophisticated algorithms used by the incumbents for amplification and censorship. In contrast, Rumble never moved the goal posts on its content policies. This consistency and transparency, along with tailwinds from the 2020 U.S. election season, led to dramatic growth in Rumble’s user base from 1.2 million monthly active users (“MAUs”) in Q2 2020 to 21 million MAUs in Q4 2020. Soon after this, the preferencing and censorship enforced by the incumbent social platforms continued to expand into many other areas of content, including but not limited to the crypto-finance community and pop culture. As a result, more creators and their audiences found a new home on Rumble. These have included top creators, such as Dan Bongino, Russell Brand, Kim Iversen, Dave Rubin, Kimberly Guilfoyle, Glenn Greenwald, Matt Kohrs, and Dana White, just to name a few. As a result, our user base has more than doubled in three years, growing from 21 million MAUs (UA) in Q4 2020 to 53 million MAUs (GA4) in Q2 2024. We have also started to focus on monetizing our user base, with our Average Revenue Per User (“ARPU”) increasing from $0.28 in Q3 2023 to $0.37 in Q2 2024.  Although ARPU may fluctuate in future quarters because we are in the early stages of securing advertisers, we are confident in the long-term potential to generate revenue from our audience.

During the period of accelerated growth, Rumble announced a business combination with CFVI, a special purpose acquisition company, on December 1, 2021. The Business Combination was successfully completed on September 16, 2022, and our Class A Common Stock began trading on Nasdaq under the symbol “RUM.” The Business Combination and related PIPE investment provided Rumble with gross proceeds of approximately $400 million, prior to transaction expenses. This capital infusion has helped Rumble compete with its big tech and other incumbent competitors. Ultimately, 99.9% of CFVI shareholders elected not to redeem their shares, which we believe was a strong expression of support for Rumble’s mission, its growth story to date and its future potential.

With this capital in place, Rumble set out to execute on a growth strategy with the following four key tenets: (1) invest in content to grow and diversify the content library and user base; (2) build Rumble Advertising Center, an in-house advertising marketplace and network; (3) create the infrastructure to support the Rumble video platform and future Rumble Cloud go-to-market needs; and (4) hire across the organization to support domestic and future international growth. Today, Rumble is a high-growth video and cloud services provider on a mission to protect the free and open internet.

Corporate Information

Our principal executive offices are located at 444 Gulf of Mexico Drive, Longboat Key, Florida 34228, and our telephone number is (941) 210-0196. Our corporate website address is corp.rumble.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“Rumble” and our other registered and common law trade names, trademarks and service marks are property of Rumble Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

The Securities That May Be Offered

With this prospectus, we may offer Class A Common Stock, preferred stock, debt securities, warrants to purchase our Class A Common Stock, preferred stock or debt securities, subscription rights to purchase our Class A Common Stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $300,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Class A Common Stock

We may offer shares of our Class A Common Stock, par value $0.0001 per share. For a description of the rights of our Class A Common Stock please see “Description of Capital Stock” beginning on page 12 of this prospectus.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors (the “Board”) or a committee designated by the Board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into Class A Common Stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our Class A Common Stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our Board will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of our Class A Common Stock, preferred stock or debt securities. We may issue warrants independently or together with other securities. Our Board, or a committee thereof, will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights for the purchase of Class A Common Stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our Board will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including Class A Common Stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions detailed under the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recently completed fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file (not furnish) with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Where You Can Find More Information” and “Incorporation of Information by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot provide assurance that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they discuss future expectations, contain projects of future results of operations or financial condition; or state other “forward-looking” information. Forward-looking statements are based on information available as of the date of this prospectus and may involve significant judgments and assumptions, known and unknown risks and uncertainties and other factors, many of which are outside our control. There may be events in the future that management is not able to predict accurately or over which we have no control. We do not undertake any obligation to update to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable laws. The risk factors and cautionary language contained in this prospectus provide examples of risks, uncertainties, and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:

●	our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees;

●	the possibility that we may be adversely impacted by economic, business, and/or competitive factors;

●	our limited operating history makes it difficult to evaluate our business and prospects;

●	our recent and rapid growth may not be indicative of future performance;

●	we may not continue to grow or maintain our active user base, and we may not be able to achieve or maintain profitability;

●	risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets;

●	Rumble Cloud, our recently launched cloud business may not achieve success, and, as a result, our business, financial condition and results of operations could be adversely affected;

●	negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers;

●	spam activity, including inauthentic and fraudulent user activity, if undetected, may contribute to some amount of overstatement of our performance indicators, including reporting of MAUs by Google;

●	we collect, store, and process large amounts of user video content and personal information of our users and subscribers. If our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers;

●	we may fail to comply with applicable privacy laws;

●	we are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow and gain recognition, we will likely need to expend additional resources to enhance our protection from such risks. Notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss;

●	we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations;

●	we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996;

●	we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law;

●	paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations;

●	our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control

●	our business depends on continued and unimpeded access to our content and services on the internet. If we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers;

●	we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed;

●	we rely on data from third parties to calculate certain of our performance metrics. Real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business;

●	changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue;

●	we derive the majority of our revenue from advertising. The failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business;

●	we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services;

●	hosting and delivery costs may increase unexpectedly;

●	we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity;

●	we may be unable to develop or maintain effective internal controls;

●	potential diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions;

●	we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

●	changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results;

●	compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and

●	other risks and uncertainties indicated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 27, 2024, including those under “Item 1A. Risk Factors” therein, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 12, 2024, including those under “Item 1A. Risk Factors” therein, and other filings that we have made or will make with the SEC.

The foregoing list of risks is not exhaustive. Other sections of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and the documents incorporated by reference herein and therein and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such each such report is electronically filed with, or furnished to, the SEC.

Information about us is also available on our corporate website at corp.rumble.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, into this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 27, 2024;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2024 (but only with respect to information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023);

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 14, 2024, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 12, 2024;

●	our Current Report on Form 8-K filed with the SEC on June 18, 2024;

●	the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-40079), filed with the SEC under Section 12(b) of the Exchange Act on February 17, 2021, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents we subsequently file with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, Florida 34228, telephone (941) 210-0196. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. General corporate purposes may include research and development costs, potential strategic acquisitions, services or technologies, working capital, capital expenditures and other general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through Nasdaq or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

●	the terms of the offer;

●	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

●	the purchase price of the securities from us;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any options under which underwriters, if any, may purchase additional securities from us;

●	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

●	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

●	any public offering price; and

●	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our securities does not purport to be complete and is subject to the Certificate of Incorporation (as defined below), the Bylaws (as defined below) and the provisions of applicable law. Copies of the Certificate of Incorporation (and its amendment) are attached as Exhibits 3.1 and 3.2, and a copy of the Bylaws is attached to this prospectus as Exhibit 3.3. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

General

Our authorized capital stock consists of (i) 700,000,000 shares of Class A Common Stock, (ii) 170,000,000 shares of Class C common stock, par value $0.0001 per share, of the Company (“Class C Common Stock”), (iii) 110,000,000 shares of Class D common stock, par value $0.0001 per share, of the Company (“Class D Common Stock”), and (iv) 20,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”). As of October 14, 2024, we had issued 118,519,911 shares of Class A Common Stock, 165,153,628 shares of Class C Common Stock and 105,782,403 shares of Class D Common Stock, and no shares of Preferred Stock were issued and outstanding. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, as amended on June 14, 2024 (as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) and the Amended and Restated Bylaws of Rumble (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Bylaws”), which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (“DGCL”).

The Certificate of Incorporation provides that the number of authorized shares of any of the Preferred Stock, Class A Common Stock, Class C Common Stock or Class D Common Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding or issuable upon the exchange of other classes of capital stock of Rumble or other securities of Rumble that are exchangeable for or convertible into shares of any such class or series of capital stock of Rumble) by the affirmative vote of the holders of a majority in voting power of the stock of Rumble entitled to vote thereon.

The following table sets forth a summary the materials terms of the Certificate of Incorporation. This summary is qualified by reference to the complete text of the Certificate of Incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. You are encouraged to read the Certificate of Incorporation in its entirety for a more complete description of its terms.

Subject Matter	Certificate of Incorporation
Voting Rights	Holders of the Class A Common Stock and Class C Common Stock are entitled to one vote per share on each matter properly submitted to the stockholders and, and holders of Class D Common Stock are entitled to 11.2663 votes for each share of Class D Common Stock, according to the Certificate of Incorporation.

Distributions and Dividends	The Certificate of Incorporation provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of Rumble or property of Rumble, each share of Class A Common Stock shall be entitled to receive, ratably, such dividends and other distributions as may from time to time be declared by the Board. Unless like dividends are declared on each other class of common stock substantially concurrently with Class C Common Stock and Class D Common Stock, dividends shall not be declared or paid on Class C Common Stock or Class D Common Stock.

Subject Matter	Certificate of Incorporation
Classified Board

There is a single class of directors (other than those directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more such series, as the case may be (such directors the “Preferred Stock Directors”)). Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors, the election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon; provided, however, that the election of one (1) director will be determined by a plurality of the votes cast in respect of the Class A Common Stock by the stockholders that hold shares of Class A Common Stock (in their capacity as such) that are present in person or represented by proxy at the meeting and entitled to vote thereon (such director so elected by the holders of Class A Common Stock, in their capacity as such, the “Class A Director”).

Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

Shareholder Action by Consent Without a Meeting

The Certificate of Incorporation provides that, at any time when the Qualified Stockholders (as defined therein) and their Permitted Transferees (as defined therein) beneficially own, in the aggregate, more than 66.666% or more of the voting power of the stock of Rumble entitled to vote generally in the election of directors (other than the Class A Director (as defined above) or any other director who is elected by a particular class or series of stock of Rumble), any action required or permitted to be taken at any annual or special meeting of stockholders of Rumble may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to Rumble in accordance with the Bylaws and applicable law.

The Certificate of Incorporation also provides that, notwithstanding the foregoing, any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a class or series or separately as a class with one or more other such series or classes, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

Anti-Takeover Provisions	The Certificate of Incorporation also includes an opt out of Section 203 of the DGCL.

Mandatory Redemptions

The Certificate of Incorporation provides for the mandatory redemption of a number of shares of Class C Common Stock held by a holder upon the issuance of a corresponding number of shares of Class A Common Stock to such holder in respect of ExchangeCo Shares held by such holder that are redeemed by ExchangeCo or 1000045707 Ontario Inc., as applicable, or to the extent such ExchangeCo Shares held by such holder have been forfeited pursuant to the terms of the Business Combination Agreement.

In addition, the Certificate of Incorporation provides for the mandatory redemption of (i) a number of shares of Class D Common Stock held by a Qualified Stockholder (as defined in the Certificate of Incorporation) upon the transfer (other than a “permitted transfer” or a transfer in connection with the repurchase under that certain Share Repurchase Agreement, dated December 1, 2021, by and between CFVI and Christopher Pavlovski) by any Qualified Stockholder of a corresponding number of shares of Class A Common Stock or any ExchangeCo Shares held by such holder or in connection with the forfeiture of certain shares that have been placed in escrow and are subject to forfeiture pursuant to the terms of the Business Combination Agreement; (ii) all shares of Class D Common Stock upon the death or incapacity of Mr. Pavlovski; and (iii) a number of shares of Class D Common Stock held by a Qualified Stockholder corresponding to the number of restricted shares of Class A Common Stock issued to Mr. Pavlovski under his employment agreement as part of his initial equity award that are forfeited and cancelled in accordance with the terms thereof.

Subject Matter	Certificate of Incorporation
Transfer Restrictions

The Certificate of Incorporation provides that no transfer of shares of Class C Common Stock may be made unless (i) such transfer is made to a Permitted Transferee and the transferor concurrently transfers to such Permitted Transferee an equal number of ExchangeCo Shares in accordance with the terms and conditions of ExchangeCo’s governing documents, (ii) such transfer is made to Rumble in connection with the redemption provisions described above, (iii) such transfer is in connection with any pledge or other encumbrance of ExchangeCo Shares and a corresponding number of shares of Class C Common Stock pursuant to a bona fide financing transaction and a Transfer of any such shares results from any foreclosure thereon, (iv) such transfer is made pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Rumble’s stockholders exchanging or having the right to exchange their shares of common stock for cash, securities or other property, or (v) such Transfer is approved by the Board or a duly constituted committee thereof and the transferor concurrently transfers an equal number of ExchangeCo Shares to the transferee in accordance with the terms and conditions of ExchangeCo’s governing documents.

The Certificate of Incorporation provides that no shares of Class D Common Stock may be transferred unless each of the following conditions is satisfied: (a) the transfer is made to a Qualified Class D Transferee; (b) concurrent with such transfer, the transferor must transfer to the transferee an equal number of shares of Class A Common Stock and/or ExchangeCo Shares; provided that if the transferor transfers ExchangeCo Shares in connection with this clause (b), then it must also concurrently transfer an equal number of shares of Class C Common Stock to the transferee; and (c) the transferor and the transferee each provide an undertaking in favor of Rumble that they shall ensure that the transferee remains a Qualified Class D Transferee at all times that the transferee owns any shares of Class D Common Stock. In addition, the Class D Common Stock may be transferred (i) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Rumble’s stockholders exchanging or having the right to exchange their shares of common stock for cash, securities or other property, or (ii) to Rumble in accordance with the redemption provisions described above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally chartered trust company, each having a principal office and place of business at 150 Royall Street, Canton, Massachusetts 02021.

Warrants

The Company is party to certain warrants to purchase shares of its Class A Common Stock, which warrants were previously issued in public offerings, private placements, and forward purchase contracts. As of June 30, 2024, the number of warrants outstanding and weighted-average exercise price were 8,050,000 warrants and $11.50, respectively. The warrants are exercisable and will expire on September 16, 2027, or earlier upon redemption or liquidation. All warrants are publicly traded on Nasdaq under the symbol “RUMBW.”

Listing

Our Class A Common Stock and public warrants are listed on Nasdaq under the symbols “RUM” and “RUMBW”, respectively.

DESCRIPTION OF DEBT SECURITIES

General

We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. We may offer under this prospectus up to an aggregate principal amount of $300,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $300,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

●	the title of the series;

●	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Events of Default”;

●	the terms and conditions, if any, for conversion into or exchange for shares of our Class A Common Stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our Class A Common Stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

●	events requiring adjustment to the conversion or exchange price;

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

●	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

●	we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

●	immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due;

●	we fail to pay any interest within 30 days after it becomes due;

●	we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

●	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

●	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(a)	to register the transfer or exchange of such debt securities;

(b)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(c)	to compensate and indemnify the trustee; or

(d)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust;

●	or to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

●	that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our Class A Common Stock, preferred stock, debt securities, or any combination thereof. Warrants may be issued independently or together with our Class A Common Stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent, as applicable, will act solely as our agent in connection with the warrants. The warrant agent, as applicable, will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our Class A Common Stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the Class A Common Stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of Class A Common Stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

●	holders of equity warrants will not be entitled:

●	to vote, consent, or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;

●	the offering price for the debt warrants, if any;

●	the aggregate number of the debt warrants;

●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the debt warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the debt warrants, if any;

●	the redemption or call provisions, if any, applicable to the debt warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

●	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Class A Common Stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our Class A Common Stock, preferred stock or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our Class A Common Stock, preferred stock or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including Class A Common Stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Willkie Farr & Gallagher LLP will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023, and for the year then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, incorporated in this prospectus by reference, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Rumble Inc. as of December 31, 2022, and for the fiscal year ended December 31, 2022, incorporated by reference into this prospectus have been audited by MNP LLP (“MNP”), an independent registered public accounting firm, as stated in their report incorporated by reference into this prospectus. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN AUDITOR

2022 Change in Independent Registered Accounting Firm

On September 16, 2022, the Audit Committee of the Board approved the appointment of MNP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2022. MNP served as the independent registered public accounting firm of Legacy Rumble prior to the closing of the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of CFVI, was informed on September 16, 2022 that it would be replaced by MNP as the Company’s independent registered public accounting firm following the closing of the Business Combination.

The reports of Withum on CFVI’s consolidated balance sheets as of December 31, 2021 and December 31, 2020 and the consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the fiscal year ended December 31, 2021 and the period from April 17, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained explanatory paragraphs in which Withum expressed substantial doubt as to CFVI’s ability to continue as a going concern if it did not complete a business combination by February 23, 2023 and emphasized the restatement of CFVI’s financial statement as of February 23, 2021 due to its change in accounting for warrants and Class A common stock subject to possible redemption.

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between CFVI and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, CFVI and the Company did not consult with MNP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of CFVI or the Company, and no written report or oral advice was provided that MNP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

We provided Withum with a copy of the foregoing disclosures and received a letter from Withum addressed to the SEC stating that it agreed with the statements made by us set forth above.

2023 Change in Independent Registered Accounting Firm

On August 10, 2023, the Audit Committee replaced MNP with Moss Adams LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2023. MNP had served as the Company’s auditor since 2019.

MNP’s reports on our consolidated financial statements issued during each of the two years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through August 10, 2023, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions thereto) between the Company and MNP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to MNP’s satisfaction, would have caused MNP to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

We provided MNP with a copy of the foregoing disclosures and received a letter from MNP addressed to the SEC stating that it agreed with the statements made by us set forth above.

Up to $300,000,000

Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units

PROSPECTUS

                   , 2024

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2024

PROSPECTUS

RUMBLE INC.

Up to $300,000,000
Class A Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) relating to the sale of shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $300,000,000 from time to time through Cantor, acting as our agent.

Sales of our Class A Common Stock, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Global Market (“Nasdaq”) or any other market venue where our Class A Common Stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. If we and Cantor agree on any method of distribution other than the sale of shares of Class A Common Stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Cantor is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the Sales Agreement, we may also sell shares of Class A Common Stock to Cantor as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to Cantor as principal, we will enter into a separate terms agreement with Cantor, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation to Cantor for the sales of Class A Common Stock pursuant to the Sales Agreement will be an amount up to 3.0% of the aggregate gross proceeds of any shares of Class A Common Stock sold under the Sales Agreement. In connection with the sale of our Class A Common Stock on our behalf, Cantor may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Cantor may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page 10 for additional information regarding the compensation to be paid to Cantor.

Our Class A Common Stock and public warrants are traded on Nasdaq under the symbols “RUM” and “RUMBW,” respectively. On October 17, 2024, the last reported sales price for our Class A common stock was $5.68 per share and the last reported sales price of our public warrants was $1.295 per warrant.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 3 of this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2024.

TABLE OF CONTENTS

Prospectus

You should rely only on the information provided in this prospectus and the information incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our Class A Common Stock, preferred stock, debt securities, warrants to purchase our Class A Common Stock, preferred stock or debt securities, subscription rights to purchase our Class A Common Stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, having an aggregate offering price of up to $300,000,000. Under this prospectus, we may from time to time sell shares of our Class A Common Stock having an aggregate offering price of up to $300,000,000 at prices and on terms to be determined by market conditions at the time of the offering. The $300,000,000 of shares of our Class A Common Stock that may be sold under this prospectus are included in the $300,000,000 of shares of Class A Common Stock that may be sold under the registration statement.

We urge you to carefully read this prospectus, the documents incorporated by reference herein and the additional information in the section of this prospectus entitled “Where You Can Find Additional Information; Incorporation of Certain Information by Reference” before buying any of the securities being offered under this prospectus. These documents contain information you should consider when making your investment decision. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor Cantor have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and Cantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cantor is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus and the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. The distribution of this prospectus and the offering of shares of our Class A Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our Class A Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus and the information incorporated herein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

ii

TRADEMARKS

This prospectus and the documents incorporated by reference herein contain or incorporate by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. Rumble does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein include industry position and industry data and forecasts that we obtained or derived from internal company reports, independent third-party publications and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.

Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.

iii

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus, or the documents incorporated by reference and does not contain all of the information that you should consider before buying our securities. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Company,” or “Rumble” refers to Rumble Inc.

Overview

Rumble is a high growth, video sharing and cloud services provider platform designed to help content creators manage, distribute, and monetize their content by connecting them with brands, publishers, and directly to their subscribers and followers.

Rumble was founded in 2013, when the concept of “preferencing” on the internet was simple – it was big vs. small. At that time, it was clear that the incumbent social video platforms were beginning to preference large creators, influencers, and brands, while leaving the small creator behind and thus, creating a market opportunity. At that time, Rumble was founded based on the premise of providing small creators with the tools and distribution that they needed to succeed.

Fast forward to 2020, when a new, and much more nuanced world of “preferencing” was evolving online, which included sophisticated algorithms used by the incumbents for amplification and censorship. In contrast, Rumble never moved the goal posts on its content policies. This consistency and transparency, along with tailwinds from the 2020 U.S. election season, led to dramatic growth in Rumble’s user base from 1.2 million monthly active users (“MAUs”) in Q2 2020 to 21 million MAUs in Q4 2020. Soon after this, the preferencing and censorship enforced by the incumbent social platforms continued to expand into many other areas of content, including but not limited to the crypto-finance community and pop culture. As a result, more creators and their audiences found a new home on Rumble. These have included top creators, such as Dan Bongino, Russell Brand, Kim Iversen, Dave Rubin, Kimberly Guilfoyle, Glenn Greenwald, Matt Kohrs, and Dana White, just to name a few. As a result, our user base has more than doubled in three years, growing from 21 million MAUs (UA) in Q4 2020 to 53 million MAUs (GA4) in Q2 2024. We have also started to focus on monetizing our user base, with our Average Revenue Per User (“ARPU”) increasing from $0.28 in Q3 2023 to $0.37 in Q2 2024. Although ARPU may fluctuate in future quarters because we are in the early stages of securing advertisers, we are confident in the long-term potential to generate revenue from our audience.

During the period of accelerated growth, Rumble announced a business combination with CFVI, a special purpose acquisition company, on December 1, 2021. The Business Combination (as defined below) was successfully completed on September 16, 2022, and our Class A Common Stock began trading on Nasdaq under the symbol “RUM.” The Business Combination and related PIPE investment provided Rumble with gross proceeds of approximately $400 million, prior to transaction expenses. This capital infusion has helped Rumble compete with its big tech and other incumbent competitors. Ultimately, 99.9% of CFVI shareholders elected not to redeem their shares, which we believe was a strong expression of support for Rumble’s mission, its growth story to date and its future potential.

With this capital in place, Rumble set out to execute on a growth strategy with the following four key tenets: (1) invest in content to grow and diversify the content library and user base; (2) build Rumble Advertising Center, an in-house advertising marketplace and network; (3) create the infrastructure to support the Rumble video platform and future Rumble Cloud go-to-market needs; and (4) hire across the organization to support domestic and future international growth. Today, Rumble is a high-growth video and cloud services provider on a mission to protect the free and open internet.

Corporate Information

We were originally known as CF Acquisition Corp. VI (“CFVI”). On September 16, 2022, CFVI and Rumble Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Legacy Rumble”), consummated the closing of the transactions contemplated by that certain business combination agreement, dated December 1, 2021, by and between CFVI and Legacy Rumble, as amended on August 24, 2022 (as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), following the approval at a special meeting of CFVI stockholders held on September 15, 2022. Subsequent to the closing of the business combination contemplated under the Business Combination Agreement (the “Business Combination”), CFVI changed its name from CF Acquisition Corp. VI to Rumble Inc. and Legacy Rumble changed its name from Rumble Inc. to Rumble Canada Inc.

Our principal executive offices are located at 444 Gulf of Mexico Drive, Longboat Key, Florida 34228, and our telephone number is (941) 210-0196. Our corporate website address is www.rumble.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“Rumble” and our other registered and common law trade names, trademarks and service marks are property of Rumble Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

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THE OFFERING

Issuer

Rumble Inc.

Shares of Class A Common Stock Offered by Us

Shares of Class A Common Stock having an aggregate offering price of up to $300,000,000.

Shares of Class A Common Stock Outstanding After this Offering

Up to 170,832,171 shares, representing the sum of 118,015,270 shares of our Class A Common Stock outstanding as of June 30, 2024 plus up to 52,816,901 shares of Class A Common Stock that may be sold in this offering assuming the sale of up to $300,000,000 of shares of our Class A Common Stock at an assumed offering price of $5.68 per share, which was the last reported sale price of our Class A common stock on Nasdaq on October 17, 2024. The actual number of shares of Class A Common Stock issued will vary depending on the sales price under this offering.

Manner of Offering

An “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through Nasdaq or any other market venue where our Class A Common Stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” on page 10 of this prospectus.

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate and working capital purposes. See “Use of Proceeds” on page 8 of this prospectus.

Market for our Shares of Class A Common Stock

Our Class A Common Stock is listed on Nasdaq under the symbol “RUM”.

Risk Factors

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

Nasdaq Symbol

“RUM”

All information in this prospectus related to the number of shares of our Class A Common Stock to be outstanding immediately after this offering is based on 118,015,270 shares of our Class A Common Stock outstanding as of June 30, 2024, and unless otherwise indicated, excludes:

●	109,541,903 shares of Class A Common Stock issuable upon exchange of the ExchangeCo Shares outstanding as of June 30, 2024 and 55,611,718 ExchangeCo Shares placed in escrow pursuant to the terms of the Business Combination Agreement;

●	8,050,000 shares of Class A Common Stock issuable upon the exercise of warrants outstanding as of June 30, 2024, with a weighted-average exercise price of $11.50;

●	58,165,382 shares of Class A Common Stock reserved for future issuance under the Rumble Inc. Amended and Restated Stock Option Plan (the “Stock Option Plan”) as of June 30, 2024;

●	36,361,367 shares of Class A Common Stock reserved for future issuance under the Rumble Inc. 2022 Stock Incentive Plan (the “2022 Stock Incentive Plan”) as of June 30, 2024; and

●	1,500,000 shares of Class A Common Stock reserved for future issuance under the Rumble Inc. 2024 Employee Stock Purchase Plan (the “2024 Employee Stock Purchase Plan”) as of June 30, 2024.

In addition, unless otherwise stated, all information contained in this prospectus assumes no exercise of additional convertible securities after June 30, 2024.

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RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. Before deciding whether to invest in our Class A Common Stock, you should consider carefully the risks and uncertainties described below and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, political, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A Common Stock to decline, resulting in a loss of all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related To This Offering and Our Class A Common Stock

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with low rates of return. These investments may not yield a favorable return to our stockholders.

If you purchase our Class A Common Stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.

If you invest in our Class A Common Stock, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share of our Class A Common Stock immediately after this offering. The net tangible book value of our Class A Common Stock as of June 30, 2024 was approximately $154.8 million, or $1.31 per share. Net tangible book value per share of our Class A Common Stock is total tangible assets less our total liabilities divided by the number of shares of our Class A Common Stock outstanding as of June 30, 2024. On October 17, 2024, the last reported sale price of our Class A Common Stock was $5.68 per share. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. The offering price per share in this offering may exceed the net tangible book value per share of our Class A Common Stock outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of Class A Common Stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our Class A Common Stock offered in this offering. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. To the extent any outstanding stock options or warrants are exercised or restricted stock units are settled, there will be further dilution to new investors. For a further description of the dilution that you may experience immediately after this offering, see the section titled “Dilution.”

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement entered into by us with Cantor and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the Sales Agreement. The number of shares that are sold by Cantor after delivering a placement notice will fluctuate based on the market price of our Class A Common Stock during the sales period and limits we set with Cantor. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.

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The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. In addition, subject to the final determination by our board of directors (the “Board”) or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Even if we sell all of the shares offered hereby, we may continue to seek external sources of financing to fund operations in the future.

We derive the majority of our revenue from advertising which heavily depends on the growth of our user base. Even if we are able to successfully grow our user base and our recently launched cloud services business, there can be no assurance that such lines of business will be financially viable. While we may from time-to-time raise gross proceeds of up to a maximum of $300,000,000 through the issuance of shares under the Sales Agreement, we may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financings could require significant interest payments, contain covenants that restrict our business, or otherwise include unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.

Because there are no current plans to pay cash dividends on our Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Class A Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and we do not anticipate declaring any cash dividends to holders of our common stock for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Sales of a significant number of shares of Class A Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Common Stock.

Substantially all of our issued and outstanding shares are freely transferrable and/or registered for resale on a registration statement on Form S-1 filed with the SEC on October 19, 2022, as amended (file number: 333-267936). Sales of a substantial number of our shares of Class A Common Stock in the public market or the perception that such sales will occur could adversely affect the market price for our Class A Common Stock and make it more difficult for our public stockholders to sell their shares of Class A Common Stock at such times and at such prices that they deem desirable. We have agreed, without the prior written consent of Cantor, and subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock, warrants or any rights to purchase or acquire Class A Common Stock during the period beginning on the fifth trading day immediately prior to the delivery of any placement notice delivered by us to Cantor and ending on the fifth trading day immediately following the final settlement date with respect to the shares sold pursuant to such notice. We have further agreed, subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock, warrants or any rights to purchase or acquire Class A Common Stock in any other “at the market offering” or continuous equity transaction prior to the sixtieth day immediately following the termination of the Sales Agreement with Cantor. Therefore, it is possible that we could issue and sell additional shares of our Class A Common Stock in the public markets. We cannot predict the effect that future sales of our Class A Common Stock would have on the market price of our Class A Common Stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot provide assurance that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they discuss future expectations, contain projects of future results of operations or financial condition; or state other “forward-looking” information. Forward-looking statements are based on information available as of the date of this prospectus and may involve significant judgments and assumptions, known and unknown risks and uncertainties and other factors, many of which are outside our control. There may be events in the future that management is not able to predict accurately or over which we have no control. We do not undertake any obligation to update to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable laws. The risk factors and cautionary language contained in this prospectus provide examples of risks, uncertainties, and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:

●	our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees;

●	the possibility that we may be adversely impacted by economic, business, and/or competitive factors;

●	our limited operating history makes it difficult to evaluate our business and prospects;

●	our recent and rapid growth may not be indicative of future performance;

●	we may not continue to grow or maintain our active user base, and we may not be able to achieve or maintain profitability;

●	risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets;

●	Rumble Cloud, our recently launched cloud business may not achieve success, and, as a result, our business, financial condition and results of operations could be adversely affected;

●	negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers;

●	spam activity, including inauthentic and fraudulent user activity, if undetected, may contribute to some amount of overstatement of our performance indicators, including reporting of MAUs by Google;

●	we collect, store, and process large amounts of user video content and personal information of our users and subscribers. If our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers;

●	we may fail to comply with applicable privacy laws;

●	we are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow and gain recognition, we will likely need to expend additional resources to enhance our protection from such risks. Notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss;

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●	we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations;

●	we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996;

●	we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law;

●	paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations;

●	our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control

●	our business depends on continued and unimpeded access to our content and services on the internet. If we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers;

●	we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed;

●	we rely on data from third parties to calculate certain of our performance metrics. Real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business;

●	changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue;

●	we derive the majority of our revenue from advertising. The failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business;

●	we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services;

●	hosting and delivery costs may increase unexpectedly;

●	we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity;

●	we may be unable to develop or maintain effective internal controls;

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●	potential diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions;

●	we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

●	changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results;

●	compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and

●	other risks and uncertainties indicated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 27, 2024, including those under “Item 1A. Risk Factors” therein, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 12, 2024, including those under “Item 1A. Risk Factors” therein, and other filings that we have made or will make with the SEC.

The foregoing list of risks is not exhaustive. Other sections of this prospectus and the documents incorporated by reference herein may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and the documents incorporated by reference herein and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

We may, from time to time, issue and sell shares of our Class A Common Stock having aggregate gross proceeds of up to $300,000,000 under this prospectus. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include research and development costs, potential strategic acquisitions, services or technologies, working capital, capital expenditures and other general corporate purposes. In addition, pending the application of net proceeds, we expect to invest a portion of the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. However, we have not allocated specific amounts of the net proceeds to be received by us from this offering for any of these purposes. As a result, management will retain broad discretion in the application of the net proceeds we receive from the sale of the shares of Class A Common Stock offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

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DILUTION

If you invest in our Class A Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our Class A Common Stock after giving effect to this offering.

The net tangible book value of our Class A Common Stock as of June 30, 2024 was $154.8 million, or $1.31 per share. Net tangible book value per share is determined by our total tangible assets, less total liabilities, divided by the number shares of our Class A Common Stock outstanding.

After giving effect to the assumed sale by us of our shares of Class A Common Stock having an aggregate offering price of $300,000,000 at an assumed public offering price of $5.68 per share of Class A Common Stock, which was the last reported sale price of our Class A Common Stock on Nasdaq on October 17, 2024, and after deducting commissions and estimated offering expenses payable by us, the as adjusted net tangible book value of our Class A Common Stock as of June 30, 2024 would have been approximately $445.8 million, or $2.63 per share. This represents an immediate increase in net tangible book value of $1.32 per share to existing holders of Class A Common Stock and immediate dilution of $3.05 per share to investors purchasing our Class A Common Stock in this offering at the assumed public offering price. The following table illustrates this accretion on a per share basis:

Assumed offering price per share of Class A Common Stock		$5.68
Net tangible book value per share as of June 30, 2024	$1.31
Increase in net tangible book value per share attributable to this offering	$1.32
As adjusted net tangible book value per share as of June 30, 2024, after giving effect to this offering		$2.63
Dilution per share to investors purchasing our Class A Common Stock in this offering		$3.05

The number of shares of our Class A Common Stock outstanding is based on an aggregate of 118,015,270 shares of our Class A Common Stock outstanding as of June 30, 2024, and excludes:

●	109,541,903 shares of Class A Common Stock issuable upon exchange of ExchangeCo Shares outstanding as of June 30, 2024 and 55,611,718 ExchangeCo Shares placed in escrow pursuant to the terms of the Business Combination Agreement;

●	8,050,000 shares of Class A Common Stock issuable upon the exercise of warrants outstanding as of June 30, 2024, with a weighted-average exercise price of $11.50;

●	58,165,382 shares of Class A Common Stock reserved for future issuance under the Rumble Inc. Amended and Restated Stock Option Plan (the “Stock Option Plan”) as of June 30, 2024;

●	36,361,367 shares of Class A Common Stock reserved for future issuance under the Rumble Inc. 2022 Stock Incentive Plan (the “2022 Stock Incentive Plan”) as of June 30, 2024; and

●	1,500,000 Shares of Class A Common Stock reserved for future issuance under the Rumble Inc. 2024 Employee Stock Purchase Plan (the “2024 Employee Stock Purchase Plan”) as of June 30, 2024.

To the extent that outstanding convertible securities are exercised, restricted stock units or performance stock units are settled, new options, performance stock units, restricted stock units or restricted stock awards are issued under the Stock Option Plan, the 2022 Stock Incentive Plan or the 2024 Employee Stock Purchase Plan and subsequently exercised or settled, or we issue additional shares of Class A Common Stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock or substantially similar securities in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Cantor. Pursuant to this prospectus, we may offer and sell shares of our Class A Common Stock having an aggregate gross sales price of up to $300,000,000 from time to time through Cantor acting as sales agent. A copy of the Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Class A Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell Class A Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of Class A Common Stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its service in acting as agent in the sale of our Class A Common Stock. Cantor will be entitled to compensation at a commission rate of up to 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $100,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter pursuant to the terms of the Sales Agreement, and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Class A Common Stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the Sales Agreement, will be approximately $310,000.

Settlement for sales of shares of our Class A Common Stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Class A Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Class A Common Stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our Class A Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus.

This prospectus may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

10

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our securities does not purport to be complete and is subject to the Certificate of Incorporation (as defined below), the Bylaws (as defined below) and the provisions of applicable law. Copies of the Certificate of Incorporation (and its amendment) are attached as Exhibits 3.1 and 3.2, and a copy of the Bylaws is attached to this prospectus as Exhibit 3.3. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

General

Our authorized capital stock consists of (i) 700,000,000 shares of Class A Common Stock, (ii) 170,000,000 shares of Class C common stock, par value $0.0001 per share, of the Company (“Class C Common Stock”), (iii) 110,000,000 shares of Class D common stock, par value $0.0001 per share, of the Company (“Class D Common Stock”), and (iv) 20,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”). As of October 14, 2024, the Company had issued 118,519,911 shares of Class A Common Stock, 165,153,628 shares of Class C Common Stock and 105,782,403 shares of Class D Common Stock, and no shares of Preferred Stock were issued and outstanding. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, as amended on June 14, 2024 (as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) and the Amended and Restated Bylaws of Rumble (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Bylaws), which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (“DGCL”).

The Certificate of Incorporation provides that the number of authorized shares of any of the Preferred Stock, Class A Common Stock, Class C Common Stock or Class D Common Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding or issuable upon the exchange of other classes of capital stock of Rumble or other securities of Rumble that are exchangeable for or convertible into shares of any such class or series of capital stock of Rumble) by the affirmative vote of the holders of a majority in voting power of the stock of Rumble entitled to vote thereon.

The following table sets forth a summary the materials terms of the Certificate of Incorporation. This summary is qualified by reference to the complete text of the Certificate of Incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. You are encouraged to read the Certificate of Incorporation in its entirety for a more complete description of its terms.

Subject Matter	Certificate of Incorporation
Voting Rights	Holders of the Class A Common Stock and Class C Common Stock are entitled to one vote per share on each matter properly submitted to the stockholders, and holders of Class D Common Stock are entitled to 11.2663 votes for each share of Class D Common Stock, according to the Certificate of Incorporation.

Distributions and Dividends	The Certificate of Incorporation provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of Rumble or property of Rumble, each share of Class A Common Stock shall be entitled to receive, ratably, such dividends and other distributions as may from time to time be declared by the Board. Unless like dividends are declared on each other class of common stock substantially concurrently with Class C Common Stock and Class D Common Stock, dividends shall not be declared or paid on Class C Common Stock or Class D Common Stock.

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Subject Matter	Certificate of Incorporation
Classified Board

There is a single class of directors (other than those directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more such series, as the case may be (such directors the “Preferred Stock Directors”)). Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors, the election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon; provided, however, that the election of one (1) director will be determined by a plurality of the votes cast in respect of the Class A Common Stock by the stockholders that hold shares of Class A Common Stock (in their capacity as such) that are present in person or represented by proxy at the meeting and entitled to vote thereon (such director so elected by the holders of Class A Common Stock, in their capacity as such, the Class A Director”).

Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

Shareholder Action by Consent Without a Meeting

The Certificate of Incorporation provides that, at any time when the Qualified Stockholders (as defined therein) and their Permitted Transferees (as defined therein) beneficially own, in the aggregate, more than 66.666% or more of the voting power of the stock of Rumble entitled to vote generally in the election of directors (other than the Class A Director (as defined above) or any other director who is elected by a particular class or series of stock of Rumble), any action required or permitted to be taken at any annual or special meeting of stockholders of Rumble may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to Rumble in accordance with the Bylaws and applicable law.

The Certificate of Incorporation also provides that, notwithstanding the foregoing, any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a class or series or separately as a class with one or more other such series or classes, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

Anti-Takeover Provisions	The Certificate of Incorporation also includes an opt out of Section 203 of the DGCL.

Mandatory Redemptions

The Certificate of Incorporation provides for the mandatory redemption of a number of shares of Class C Common Stock held by a holder upon the issuance of a corresponding number of shares of Class A Common Stock to such holder in respect of ExchangeCo Shares held by such holder that are redeemed by ExchangeCo or 1000045707 Ontario Inc., as applicable, or to the extent such ExchangeCo Shares held by such holder have been forfeited pursuant to the terms of the Business Combination Agreement.

In addition, the Certificate of Incorporation provides for the mandatory redemption of (i) a number of shares of Class D Common Stock held by a Qualified Stockholder (as defined in the Certificate of Incorporation) upon the transfer (other than a “permitted transfer” or a transfer in connection with the repurchase under that certain Share Repurchase Agreement, dated December 1, 2021, by and between CFVI and Christopher Pavlovski) by any Qualified Stockholder of a corresponding number of shares of Class A Common Stock or any ExchangeCo Shares held by such holder or in connection with the forfeiture of certain shares that have been placed in escrow and are subject to forfeiture pursuant to the terms of the Business Combination Agreement; (ii) all shares of Class D Common Stock upon the death or incapacity of Mr. Pavlovski; and (iii) a number of shares of Class D Common Stock held by a Qualified Stockholder corresponding to the number of restricted shares of Class A Common Stock issued to Mr. Pavlovski under his employment agreement as part of his initial equity award that are forfeited and cancelled in accordance with the terms thereof.

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Subject Matter	Certificate of Incorporation
Transfer Restrictions

The Certificate of Incorporation provides that no transfer of shares of Class C Common Stock may be made unless (i) such transfer is made to a Permitted Transferee and the transferor concurrently transfers to such Permitted Transferee an equal number of ExchangeCo Shares in accordance with the terms and conditions of ExchangeCo’s governing documents, (ii) such transfer is made to Rumble in connection with the redemption provisions described above, (iii) such transfer is in connection with any pledge or other encumbrance of ExchangeCo Shares and a corresponding number of shares of Class C Common Stock pursuant to a bona fide financing transaction and a Transfer of any such shares results from any foreclosure thereon, (iv) such transfer is made pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Rumble’s stockholders exchanging or having the right to exchange their shares of common stock for cash, securities or other property, or (v) such Transfer is approved by the Board or a duly constituted committee thereof and the transferor concurrently transfers an equal number of ExchangeCo Shares to the transferee in accordance with the terms and conditions of ExchangeCo’s goerning documents.

The Certificate of Incorporation provides that no shares of Class D Common Stock may be transferred unless each of the following conditions is satisfied: (a) the transfer is made to a Qualified Class D Transferee; (b) concurrent with such transfer, the transferor must transfer to the transferee an equal number of shares of Class A Common Stock and/or ExchangeCo Shares; provided that if the transferor transfers ExchangeCo Shares in connection with this clause (b), then it must also concurrently transfer an equal number of shares of Class C Common Stock to the transferee; and (c) the transferor and the transferee each provide an undertaking in favor of Rumble that they shall ensure that the transferee remains a Qualified Class D Transferee at all times that the transferee owns any shares of Class D Common Stock. In addition, the Class D Common Stock may be transferred (i) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Rumble’s stockholders exchanging or having the right to exchange their shares of common stock for cash, securities or other property, or (ii) to Rumble in accordance with the redemption provisions described above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally chartered trust company, each having a principal office and place of business at 150 Royall Street, Canton, Massachusetts 02021.

Warrants

The Company is party to certain warrants to purchase shares of its Class A Common Stock, which warrants were previously issued in public offerings, private placements, and forward purchase contracts. As of June 30, 2024, the number of warrants outstanding and weighted-average exercise price were 8,050,000 warrants and $11.50, respectively. The warrants are exercisable and will expire on September 16, 2027, or earlier upon redemption or liquidation. All warrants are publicly traded on Nasdaq under the symbol “RUMBW.”

Listing

Our Class A Common Stock and public warrants are listed on Nasdaq under the symbols “RUM” and “RUMBW”, respectively.

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LEGAL MATTERS

Willkie Farr & Gallagher LLP will issue an opinion about certain legal matters with respect to the securities. Cantor is being represented in connection with this offering by DLA Piper LLP (US).

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023, and for the year then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, incorporated in this prospectus by reference, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Rumble Inc. as of December 31, 2022, and for the fiscal year ended December 31, 2022, incorporated by reference into this prospectus have been audited by MNP LLP (“MNP”), an independent registered public accounting firm, as stated in their report incorporated by reference into this prospectus. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN AUDITOR

2022 Change in Independent Registered Accounting Firm

On September 16, 2022, the Audit Committee of the Board approved the appointment of MNP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2022. MNP served as the independent registered public accounting firm of Legacy Rumble prior to the closing of the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of CFVI, was informed on September 16, 2022 that it would be replaced by MNP as the Company’s independent registered public accounting firm following the closing of the Business Combination.

The reports of Withum on CFVI’s consolidated balance sheets as of December 31, 2021 and December 31, 2020 and the consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the fiscal year ended December 31, 2021 and the period from April 17, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained explanatory paragraphs in which Withum expressed substantial doubt as to CFVI’s ability to continue as a going concern if it did not complete a business combination by February 23, 2023 and emphasized the restatement of CFVI’s financial statement as of February 23, 2021 due to its change in accounting for warrants and Class A common stock subject to possible redemption.

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During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between CFVI and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, CFVI and the Company did not consult with MNP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of CFVI or the Company, and no written report or oral advice was provided that MNP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

We provided Withum with a copy of the foregoing disclosures and received a letter from Withum addressed to the SEC stating that it agreed with the statements made by us set forth above.

2023 Change in Independent Registered Accounting Firm

On August 10, 2023, the Audit Committee replaced MNP with Moss Adams LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2023. MNP had served as the Company’s auditor since 2019.

MNP’s reports on our consolidated financial statements issued during each of the two years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through August 10, 2023, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions thereto) between the Company and MNP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to MNP’s satisfaction, would have caused MNP to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

We provided MNP with a copy of the foregoing disclosures and received a letter from MNP addressed to the SEC stating that it agreed with the statements made by us set forth above.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the shares of Class A Common Stock offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such each such report is electronically filed with, or furnished to, the SEC.

Information about us is also available on our website at www.rumble.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, into this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 27, 2024;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2024 (but only with respect to information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023);

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 14, 2024, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 12, 2024;

●	our Current Report on Form 8-K filed with the SEC on June 18, 2024;

●	the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-40079), filed with the SEC under Section 12(b) of the Exchange Act on February 17, 2021, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents we subsequently file with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, Florida 34228, telephone (941) 210-0196. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

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Up to $300,000,000

Shares of Class A Common Stock

PROSPECTUS

                   , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered hereby. Each item listed is estimated, except for the Securities and Exchange Commission registration fee and Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

SEC registration fee	$45,930
FINRA filing fee	*
Printing and engraving	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	*

*	These fees and expenses depend on the type of securities offered and the number of issuances and accordingly, cannot be estimated at this time.

Item 15.

Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, as applicable, to the fullest extent permitted by law as the same exists or as may be amended.

As permitted by the DGCL, the Registrant’s Bylaws provide that:

●	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions,

●	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

●	the Registrant may indemnify its other employees and agents, to the extent authorized from time to time by its board of directors and to the fullest extent of the provisions of Article V of the Bylaws with respect to the indemnification and advancement of expenses of directors and officers;

●	the rights conferred in the Bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its directors to provide these directors additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

The Bylaws allow the Registrant to purchase and maintain insurance (or be named on the insurance policy of any affiliate), at its expense, to protect the Registrant and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise, as the board of directors of the Registrant shall determine in its sole discretion, against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant currently carries liability insurance for its directors and officers.

Item 16.

Exhibits

The exhibits listed below are filed (except where otherwise indicated) as part of this registration statement.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
1.2	Controlled Equity OfferingSM Sales Agreement, dated October 18, 2024, by and between Rumble Inc. and Cantor Fitzgerald & Co.
2.1†	Business Combination Agreement, dated December 1, 2021, by and between CF Acquisition Corp. VI and Rumble Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus filed on August 12, 2022).
2.2†	Amendment to Business Combination Agreement, dated August 24, 2022, by and between CF Acquisition Corp. VI and Rumble Inc. (incorporated by reference to Exhibit 2.1 to CF Acquisition Corp. VI’s Current Report on Form 8-K filed on August 24, 2022).
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 27, 2024).
3.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, dated June 14, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 18, 2024).
3.3	Amended and Restated Bylaws of Rumble Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
4.1	Warrant Agreement dated February 18, 2021, by and between Continental Stock Transfer & Trust Company, as warrant agent and CF Acquisition Corp. VI (incorporated by reference to Exhibit 4.1 to CF Acquisition Corp. VI’s Current Report on Form 8-K filed on February 24, 2021).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to CF Acquisition Corp. VI’s Registration Statement on Form S-1/A filed on February 3, 2021).
4.3	Warrant Assignment, Assumption and Amendment Agreement, dated September 16, 2022, by and among the Company, Computershare Inc., Computershare Trust Company, N.A., and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
4.4	Description of Securities (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed on March 27, 2024).
4.5	Amended and Restated Registration Rights Agreement, dated September 16, 2022, by and among the Company, Sponsor and the other parties named therein (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on September 22, 2022).
4.6	Form of Indenture.
4.7	Form of Debt Security.
4.8*	Form of Warrant.
4.9*	Form of Warrant Agreement.
4.10*	Form of Certificate of Designations of Preferred Stock.
4.11*	Form of Preferred Stock Certificate.
4.12*	Form of Subscription Rights Certificate.
4.13*	Form of Subscription Rights Agreement.
4.14*	Form of Unit.
4.15*	Form of Unit Agreement.
5.1	Legal Opinion of Willkie Farr & Gallagher LLP.
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.
23.2	Consent of MNP LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.
107.1	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17.

Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	[Reserved.]

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)	That, the undersigned Registrant hereby further undertakes that,, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of and will be governed by the final adjudication of such issue.

(9)	If and when applicable, the Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Longboat Key, State of Florida, on the 18th day of October, 2024.

RUMBLE INC.

By:	/s/ Chris Pavlovski
Name:	Chris Pavlovski
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris Pavlovski, Brandon Alexandroff, Michael Ellis and Sergey Milyukov, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Pavlovski	Chief Executive Officer and Chairman, Director
Chris Pavlovski	(Principal Executive Officer)	October 18, 2024

/s/ Brandon Alexandroff	Chief Financial Officer
Brandon Alexandroff	(Principal Financial and Accounting Officer)	October 18, 2024

/s/ Nancy Armstrong
Nancy Armstrong	Director	October 18, 2024

/s/ Robert Arsov
Robert Arsov	Director	October 18, 2024

/s/ Paul Cappuccio
Paul Cappuccio	Director	October 18, 2024

/s/ Ethan Fallang
Ethan Fallang	Director	October 18, 2024

/s/ Ryan Milnes
Ryan Milnes	Director	October 18, 2024

/s/ David Sacks
David Sacks	Director	October 18, 2024